Exhibit 10.8

                                                                   Draft 7/22/96


                                                  July ___, 1996


Interpool, Inc.
211 College Road East
Princeton, New Jersey 98540


Dear Sirs:

          The undersigned, Interpool Limited ("Limited"), has filed a registration statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), covering the offering (the "Offering") and sale by Limited of shares (the "Shares") of its common stock, no par value (the "Common Stock") pursuant to the Registration Statement. In connection with the Offering, Limited desires to enter into an underwriting agreement substantially in the form of Exhibit A attached hereto (the "Underwriting Agreement").

          At the request of the underwriters named in the Underwriting Agreement (the "Underwriters"), you have agreed to become a party to the Underwriting Agreement and, as such, to jointly and severally with Limited indemnify the Underwriters as provided in Section 7 of the Underwriting Agreement. In addition, by becoming a party to the Underwriting Agreement at the request of the Underwriters, you also will agree to the contribution provisions set forth in Section 7 of the Underwriting Agreement.

          Notwithstanding that the indemnification and contribution provisions set forth in Section 7 of the Underwriting Agreement provide for the joint and several liability of you and Limited, Limited hereby agrees that between you and Limited it is intended that Limited will be the primary obligor under the Underwriting Agreement and that your liability thereunder is intended to be that of a guarantor.

          In consideration of your execution and delivery of the Underwriting Agreement and other good and valuable consideration, Limited hereby agrees with you as follows:

          1.   Indemnification.  Limited agrees to indemnify and hold harmless
               ---------------
you and each person, if any, who controls you (a "Control Person") within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any and all losses, claims, damages, liabilities, costs and expenses (including but not limited to reasonable attorneys' fees and all costs whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), to which you or any such Control Person may become subject insofar as such claims, losses, damages, liabilities, costs and expenses (or actions in respect thereof) arise from or are based on the indemnification and contribution provisions set forth in Section 7 in the Underwriting Agreement. This indemnity agreement will be in addition to any liability which Limited may otherwise have, including under the Underwriting Agreement.

          2.   Contribution.  In order to provide for just and equitable
               ------------
contribution in circumstances under which the indemnity provided for in Section 1 hereof is for any reason held to be unenforceable by you although applicable in accordance with its terms, you and Limited shall contribute to the aggregate claims, losses, damages, liabilities, costs and expenses of the nature contemplated by such indemnity incurred by you and Limited in such proportion that is appropriate to reflect the relative fault of Limited and you in connection with the matters which resulted in such losses, claims, damages, liabilities, costs or expenses, as well as any other relevant equitable considerations. For purposes of this Section 2, each Control Person, if any, shall have the same rights to contribution as you.

          3.   Notice and Payment of Claims.  Limited agrees that you shall not
               ----------------------------
be required to give Limited any notice with respect to an event which may give rise to the right of indemnification or contribution hereunder. Limited agrees that you shall have the right to settle any indemnifiable matter without Limited's prior consent.

          4.   Dispute Resolution.  In order to resolve informally and amicably
               ------------------
any claim or controversy arising out of or related to the interpretation or performance of this Agreement without resorting to litigation, each party shall first notify the other of any difference or dispute hereunder that requires resolution. You and Limited shall each designate an employee to investigate, discuss and seek to settle the matter between them. If the two are unable to settle the matter within 30 days after such notification, the matter shall be submitted to an independent director of each of you and Limited for consideration. If settlement cannot be reached through their efforts within an additional 30 days, or such longer time period as they shall agree upon, either party may initiate legal proceedings to resolve such matter.

          5.   Successors and Assigns.  This Agreement shall be binding upon and
               ----------------------
shall inure to the benefit of the parties and their respective successors and permitted assigns. Neither party shall assign or transfer any of its rights hereunder without the prior written consent of the other party hereto.

          6.   Governing Law.  This Agreement shall be governed by the laws of
               -------------
the State of New York, without giving effect to principles of conflicts of laws.

          7.   Notices.  All notices, requests, demands and other communications
               -------
provided for by this Agreement shall be in writing (including telecopier or similar writing) and shall be deemed to have been given at the time when mailed in any general or branch office of the United States Postal Service, enclosed in a registered or certified postpaid envelope, sent by Federal Express or other similar overnight courier service, addressed to the address of the parties stated below or to such changed address as such party may have fixed by notice, or if given by telecopier or other electronic means, when such submission is transmitted and the appropriate answerback is received.

               If to you:

               Interpool, Inc.
               211 College Road East
               Princeton, New Jersey 08540


               If to Limited:

               Interpool Limited
               211 College Road East
               Princeton, New Jersey 08540

          8.   Severability.  Should any part, term or condition hereof be
               ------------
declared illegal or unenforceable or in conflict with any other law, the validity of the remaining portions or provisions of this Agreement shall not be affected thereby, and the illegal or unenforceable portions of the Agreement shall be and hereby are redrafted to conform with applicable law, while leaving the remaining portions of this Agreement intact.

          9.   Effectiveness.  This Agreement shall become effective upon the
               -------------
execution by you and Limited of the Underwriting Agreement.

          10.  Counterparts.  This Agreement may be executed in several
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

          11.  Headings.  Section headings are for convenience only and do not
               --------
control or affect the meaning of any provision of this Agreement.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to Limited a counterpart hereof, whereupon this instrument will become a binding agreement between you and Limited in accordance with its terms.

                                   Very truly yours,


                                   INTERPOOL LIMITED



                                   By:__________________________
                                      Name:
                                      Title:

Confirmed and accepted as of
the date first above written:

INTERPOOL, INC.



By:_____________________________
   Name:
   Title: